As filed with the Securities and Exchange Commission on June 30, 2008
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CPEX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	261172076

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
2 Holland Way
Exeter, NH 03833
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan
(Full Title of the Plan)

Robert Hebert
Chief Financial Officer
and Vice President
CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, NH 03833
(603) 658-6100
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Eileen Nugent
Marie Gibson
Regina Olshan
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee
common stock, par value $0.01 per share (3)	754,601	$14.30	$10,790,794	$424.08

(1)	This Registration Statement shall also cover any additional shares of common stock which may become issuable under the CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 with respect to shares of common stock issuable pursuant to the CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan based upon the average of the high and low prices of a share of common stock as reported on the NASDAQ Capital Market on June 27, 2008.

(3)	Includes preferred stock purchase rights which initially attach to and trade with the shares of common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the common stock.
In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

EXPLANATORY NOTE
     This Registration Statement registers 754,601 shares of common stock, par value $0.01 per share (the “Common Stock”), of CPEX Pharmaceuticals, Inc. (the “Company” or the “Registrant”) that were issued and sold or may be issued and sold under the CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information. and Item 2. Registrant Information and Employee Plan Annual Information.
     The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the U.S. Securities Act of 1933 (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
     The Registrant will, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement or other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act, deliver such documents to participants. Participants should address written requests to CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, NH 03833 or direct oral requests to Robert Hebert, the Company’s Corporate Secretary at (603) 658-6100.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents previously filed with the Commission are incorporated by reference in this registration statement:
(a)	The Company’s registration statement on Form 10 filed with the Commission on June 17, 2008 (the “Form 10”), as amended, including the description of the Common Stock contained therein, and any amendment or report filed for the purpose of updating such description; and

(b)	The current report on Form 8-K, filed by the Company with the Commission on June 18, 2008.
     In addition, any and all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
               As authorized by section 145 of the Delaware General Corporation Law, each director and officer of a corporation may be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred regarding the defense or settlement of threatened, pending or completed legal proceedings. Each director or officer will have the right of indemnification if he or she:
•	is involved in the legal proceeding because he or she is or was a director or officer of the corporation;

•	acted in good faith and in a manner that he or she reasonably believed was in the best interests of the corporation; and

•	in a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
          However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified for claims, issues or matters as to which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless a court determines otherwise.
          Article SEVENTH of our amended and restated certificate of incorporation contains provisions that authorize the indemnification of our directors and officers, their heirs, executors, personal and legal representatives and former directors and officers, to the fullest extent permitted by law. With the exception of proceedings to enforce rights to indemnification, the Company is not obligated to indemnify any director or officer initiated by such person unless such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid the expenses incurred in defending or participating in any proceeding in advance of its final disposition by the Company. The Company may, to the extent authorized by the Board of Directors, provide rights to indemnification and the advancement of expenses to employees and agents of the

Corporation similar to those rights conferred to directors and officers of the Corporation. Finally, article SEVENTH provides that a repeal or modification of article SEVENTH by the stockholders must not adversely affect the rights to indemnification of directors and officers regarding any acts or omissions that occurred before the repeal or modification.
          Set forth below are material provisions of article EIGHTH of our amended and restated by-laws that authorize the indemnification of directors and officers:
•	Section 2 of article EIGHTH states that if a director or officer is adjudged to be liable to us by a court of law there would be no right of indemnification unless the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity.

•	Section 3 of article EIGHTH states that authorization as to whether a director or officer should be indemnified is made (a) by a majority vote of either the directors or a committee of directors, in each case, who are not parties to the action, suit or proceeding, (b) by independent legal counsel in a written opinion if there are no directors who are not parties to the action, suit or proceeding, or (c) by the stockholders. However, if a director or officer has been successful on the merits or defense of the action, suit or proceeding, then that person will be indemnified without authorization.

•	Section 5 of article EIGHTH states that directors or officers may apply to the Court of Chancery in the State of Delaware for indemnification.

•	Section 6 of article EIGHTH states that the directors and officers have the right to be reimbursed for the expenses incurred in defending or participating in a legal proceeding in advance of the proceeding’s final disposition.

•	Section 8 of article EIGHTH states that the Company may purchase and maintain insurance on behalf of persons who are or were directors or officers whether or not we would have the power or the obligation to indemnify those persons.

•	Section 11 of article EIGHTH states that, except for proceedings to enforce rights to indemnification, the Corporation is not obligated to indemnify any director or officer or advance expenses for proceedings brought by such director or officer unless such proceeding was authorized by the Board of Directors.
Item 7. Exemption From Registration Claimed
     Not applicable.

Item 8. Exhibits
     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of CPEX Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 of the Form 10 filed with the Commission on June 17, 2008).

3.2	Amended and Restated By-laws of CPEX Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.2 of the Form 10 filed with the Commission on June 17, 2008).

4.1	Rights Agreement between CPEX Pharmaceuticals, Inc. and Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Form 10 filed with the Commission on June 17, 2008).

4.2	Certificate of Designation of Series A Preferred Stock (incorporated herein by reference to Exhibit 4.2 of the Form 10 filed with the Commission on June 17, 2008).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan (incorporated herein by reference to Exhibit 10.8 of the Form 10 filed with the Commission on June 17, 2008).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.
          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exeter, State of New Hampshire on June 30, 2008.

CPEX PHARMACEUTICALS, INC.
By:	/s/ Robert Hebert

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Robert Hebert, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John Sedor	President and Chief Executive Officer	June 30, 2008
John Sedor

/s/ Robert Hebert	Vice President and Chief Financial Officer	June 30, 2008
Robert Hebert

/s/ James Murphy	Chairman and Director	June 30, 2008
James Murphy

/s/ John W. Spiegel	Director	June 30, 2008
John W. Spiegel

/s/ Michael McGovern	Director	June 30, 2008
Michael McGovern

Signature	Title	Date

/s/ Miguel Fernandez	Director	June 30, 2008
Miguel Fernandez

*By:	/s/ Robert Hebert
	Name:	Robert Hebert
Attorney-in-Fact

CPEX PHARMACEUTICALS, INC
EXHIBIT INDEX
JUNE 30, 2008

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of CPEX Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 of the Form 10 filed with the Commission on June 17, 2008).

3.2	Amended and Restated By-laws of CPEX Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.2 of the Form 10 filed with the Commission on June 17, 2008).

4.1	Rights Agreement between CPEX Pharmaceuticals, Inc. and Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Form 10 filed with the Commission on June 17, 2008).

4.2	Certificate of Designation of Series A Preferred Stock (incorporated herein by reference to Exhibit 4.2 of the Form 10 filed with the Commission on June 17, 2008).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	CPEX Pharmaceuticals, Inc. 2008 Equity and Incentive Plan (incorporated herein by reference to Exhibit 10.8 of the Form 10 filed with the Commission on June 17, 2008).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).